Exhibit 10.1

AMENDMENT NO. 2

THIS AMENDMENT NO. 2, dated as of December 20, 2011 (this “Amendment”), of that certain Credit Agreement referenced below is by and among AMERICAN TELECONFERENCING SERVICES, LTD., a Missouri corporation, (the “Borrower”), PREMIERE GLOBAL SERVICES, INC., a Georgia corporation (the “Parent”), and the other Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto, and Bank of America, N.A., as Administrative Agent, for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $325 million credit facility consisting of a $275 million revolving credit facility and a $50 million term loan has been established in favor of the Borrower pursuant to the terms of that Credit Agreement dated as May 10, 2010 (as amended and modified, the “Credit Agreement”) among the Borrower, as borrower, the Parent and certain subsidiaries and affiliates, as guarantors, the lenders identified therein and Bank of America, as Administrative Agent and Collateral Agent;

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement, including extension of the termination date for and repricing of Revolving Loans, and the establishment of a new $50 million term loan; and

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Modifications in respect of Senior Credit Facilities.

1.1 Reduction in Commitments under the Revolving Credit Facility. The Aggregate Revolving Commitment Amount as referenced and defined in Section 2.01(a) is reduced from $275 million to $250 million, as provided herein. Schedule 2.01 to the Credit Agreement is amended as provided herein and attached hereto to give effect to the reduction in such commitments.

1.2 Establishment of New Term Loan A. A $50 million Term Loan A (the “Original Term Loan A”) was established on May 10, 2010, being the Closing Date and the date of the Credit Agreement. The Original Term Loan A has been paid off. A new $50 million Term Loan A (the “New Term Loan A”) is established pursuant to this Amendment as provided herein. Each of the Lenders with commitments for the New Term Loan A agrees to provide, severally and not jointly, their pro rata share of the New Term Loan A as provided herein. Schedule 2.01 to the Credit Agreement is amended as provided herein and attached hereto to give effect to the establishment of such term loan.

1.3 Assignment of Interests. Immediately after the reductions in Revolving Commitments but immediately prior to the effectiveness of this Amendment, the loans and commitments of JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association and United Overseas Bank Ltd, New York Agency under the Credit Agreement will be assigned in whole as provided in the Master Assignment dated as of the date hereof.

2. Amendments to the Credit Agreement. The Credit Agreement is amended in the following respects:

2.1 Definitions. In Section 1.01 (Definitions) the following terms are amended and/or added to read as follows:

“Amendment No. 2” means that certain Amendment No. 2 to this Credit Agreement dated as of the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date” means the date that the conditions to effectiveness for Amendment No. 2 shall have been satisfied, being December 20, 2011.

“Applicable Currency” means, with respect to any Loan, the currency in which such Loan is denominated.

“Applicable Percentage” means the following percentages per annum, based on the Consolidated Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter:

		Revolving Loans and Letters of Credit
Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate Loans and Letters of Credit	Base Rate Loans	Commitment Fee
1	Less than 1.25 to 1.0	1.75%	0.75%	0.25%
2	Less than 1.75 to 1.0 but greater than or equal to 1.25 to 1.0	2.00%	1.00%	0.30%
3	Less than 2.25 to 1.0 but greater than or equal to 1.75 to 1.0	2.25%	1.25%	0.35%
4	Less than 2.75 to 1.0 but greater than or equal to 2.25 to 1.0	2.50%	1.50%	0.40%
5	Greater than or equal to 2.75 to 1.0	2.75%	1.75%	0.45%

		Term Loan A
Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
1	Less than 1.25 to 1.0	1.75%	0.75%
2	Less than 1.75 to 1.0 but greater than or equal to 1.25 to 1.0	2.00%	1.00%
3	Less than 2.25 to 1.0 but greater than or equal to 1.75 to 1.0	2.25%	1.25%
4	Less than 2.75 to 1.0 but greater than or equal to 2.25 to 1.0	2.50%	1.50%
5	Greater than or equal to 2.75 to 1.0	2.75%	1.75%

Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall become effective not later than the date five (5) Business Days immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date not later than five (5) Business Days immediately following delivery thereof. The Applicable Percentage in effect from the Amendment No. 2 Effective Date through the date for delivery of the

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Compliance Certificate for the fiscal quarter ending December 31, 2011 shall be determined based upon Pricing Level 4. Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error.

“Joint Lead Arrangers” means BAS and RBSC.

“Original Term Loan A” has the meaning provided in Section 2.01(d).

“New Term Loan A” has the meaning provided in Section 2.01(d).

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates (but not less frequently than once a month) as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount) or extending the expiry date thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of the Existing Letters of Credit, the Closing Date, and (v) such additional dates (but not less frequently than once a month) as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Termination Date” means December 20, 2016.

“Term Loan A Maturity Date” means December 20, 2016.

2.2 In Section 2.01(a), “Aggregate Revolving Committed Amount” as referenced and defined therein is amended to read “TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate Revolving Committed Amount”)”.

2.3 Section 2.01(d) is amended to read as follows:

(c) Term Loan A. A $50 million term loan (the “Original Term Loan A”) was established on the Closing Date, which was paid off in full prior to the Amendment No. 2 Effective Date. On the Amendment No. 2 Effective Date, each Term Loan A Lender agrees to make its portion of a new non-amortizing term loan (the “New Term Loan A” or the “Term Loan A”) in a single advance to the Borrower in Dollars in the amount of its respective Term Loan A Committed Amount; provided that after giving effect to such advances, the Outstanding Amount of the Term Loan A shall not exceed FIFTY MILLION DOLLARS ($50,000,000). The Term Loan A may consist of Base Rate Loans, Eurocurrency Rate Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term Loan A may not be reborrowed.

2.4 Section 2.05(c) is amended to read as follows:

(c) Term Loan A. The Term Loan A is a non-amortizing term loan. The Outstanding Amount of the Term Loan A is due and payable in full on the Term Loan A Maturity Date.

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2.5 Section 8.02(i) is amended to read as follows:

(i) other investments not contemplated in the foregoing clauses of this Section in an aggregate principal amount not to exceed $25 million at any time;

2.6 Section 8.06(d) is amended to read as follows:

(d) so long as no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis,

(i) the Parent may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its Capital Stock or warrants, rights or options to acquire any such shares solely for cash in any calendar year in an aggregate amount not to exceed $50 million;

(ii) the Parent may purchase Capital Stock from officers and employees of the Parent to the extent the aggregate amount of all such purchases does not exceed $2 million during the term of this Credit Agreement;

(iii) in addition to the purchases permitted under clause (ii) above, the Parent may purchase Capital Stock of the Parent held by Designated Officers, provided that the aggregate amount paid in connection therewith is less than $15 million per fiscal year and the proceeds of such repurchases are immediately paid to the Parent to repay loans and advances made by the Parent to any of the Designated Officers prior to the Closing Date; and

2.7 Section 8.12(c) is amended to read as follows:

(c) Consolidated EBITDA. Permits, as of the end of any fiscal quarter of the Parent, the portion of Consolidated EBITDA attributable to activities and operations in the United States as compared to Consolidated EBITDA as a whole to be less than 0.40:1.0.

2.8 Schedule 2.01 (Lenders and Commitments) is updated and amended to read as attached hereto.

2.9 Schedule 11.02 (Notice Addresses) is updated for the Borrower and Guarantors as follows:

BORROWER AND GUARANTORS:

David E. Trine, Chief Financial Officer

Premiere Global Services, Inc.

3280 Peachtree Road

The Terminus Building, Suite 1000

Atlanta, Georgia 30305

Phone: (404) 262-8550

Fax: (866) 219-0559

E-mail: david.trine@pgi.com

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Doug Noe, Controller and Treasurer

Premiere Global Services, Inc.

3280 Peachtree Road

The Terminus Building, Suite 1000

Atlanta, Georgia 30305

Phone: (404) 262-8403

Fax: (866) 953-1405

E-mail: Doug.Noe@pgi.com

With a copy to:

Scott Askins Leonard, SVP – Legal and General Counsel

Premiere Global Services, Inc.

3280 Peachtree Road

The Terminus Building, Suite 1000

Atlanta, Georgia 30305

Phone: (404) 262-8502

Fax: (866) 296-6245

E-mail: Scott.AskinsLeonard@pgi.com

3. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions, in each case in form and substance satisfactory to the Administrative Agent:

3.1 Receipt by the Administrative Agent of a copy of the fully executed Master Assignment whereby all of the loans and commitments of JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association and United Overseas Bank Ltd., New York Agency and a portion of the loans and commitments of Comerica Bank under the Credit Agreement have been assigned to other Lenders.

3.2 Receipt by the Administrative Agent of executed signature pages to this Amendment from (i) the Borrower and the Guarantors, (ii) the Administrative Agent, and (iii) the Lenders.

3.3 Receipt by the Administrative Agent of executed promissory notes and amendments to Collateral Documents, as appropriate, to evidence or otherwise give effect to this Amendment.

3.4 Receipt by the Administrative Agent of legal opinions of counsel for the Borrower and the Guarantors, including local counsel, where appropriate, regarding, among other things, existence, due authorization, execution, delivery and enforceability of this Amendment and the other loan documentation, no conflicts with organizational documents, material debt documents or applicable law, and perfection of security interests, in each case in a manner reasonably satisfactory to the Administrative Agent.

3.5 Receipt by the Administrative Agent of copies of supporting resolutions, Organization Documents, certificates of good standing, incumbency certificates and other corporate documentation from the Borrower and the Guarantors.

3.6 Confirmation of payment of all fees and expenses owing in connection with this Amendment, including fees and expenses of counsel for the Administrative Agent.

This Amendment shall not be effective until the Administrative Agent shall have given confirmation of satisfaction of all of the foregoing conditions.

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4. Representations and Warranties. Each of the Credit Parties hereby represents and warrants that:

4.1 it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby;

4.2 it has executed and delivered this Amendment and the Amendment is a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless whether enforcement is sought in equity or at law); and

4.3 as of the date hereof, (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date hereof, except to the extent that they specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (ii) no Default or Event of Default shall exist immediately before or immediately after giving effect to this Amendment and the transactions contemplated herein.

5. Acknowledgment of Guaranty Obligations and Liens.

5.1 Each of the Guarantors acknowledges and consents to all of the terms and conditions of this Amendment, affirms its guaranty obligations under and in respect of the Credit Documents and the New Term Loan A established hereby and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Credit Documents, except as expressly set forth therein.

5.2 Each of the Credit Parties hereby affirms the Liens and security interests created and granted in the Credit Documents and agrees that this Amendment is not intended to adversely affect or impair such Liens and security interests in any manner.

6. Full Force and Effect; Affirmation. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect. Each of the Credit Parties hereby (a) affirms all of its obligations under the Credit Documents to which it is party and (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge their obligations under any Credit Document, except as expressly stated therein.

7. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart.

9. Credit Document. Each of the parties hereto hereby agrees that this Amendment is a Credit Document.

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10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	AMERICAN TELECONFERENCING SERVICES, LTD., a Missouri corporation By: /s/ Douglas Noe Name: Douglas Noe Title: Treasurer
GUARANTORS:

AMERICAN TELECONFERENCING SERVICES, LTD.,

a Missouri corporation

PREMIERE GLOBAL SERVICES, INC.,

a Georgia corporation

NETSPOKE, INC.,

a Delaware corporation

IMEET, INC.,

a Delaware corporation

By: /s/ Douglas Noe

Name: Douglas Noe

Title: Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent By: /s/ Roberto Salazar Name: Roberto Salazar Title: Vice President

Lenders:	BANK OF AMERICA, N.A., as L/C Issuer, Swingline Lender and as a Lender By: /s/ Ryan Maples Name: Ryan Maples Title: Vice President

RBS CITIZENS, NATIONAL ASSOCIATION By: /s/ Peter M. Benham Name: Peter M. Benham Title: Senior Vice President

WELLS FARGO BANK, N.A. By: /s/ Alicia C. Watkins Name: Alicia Cullens Watkins Title: Vice President

Regions bank, as Co-Documentation Agent and as a Lender By: /s/ Stephen T. Hatch Name: Stephen T. Hatch Title: Vice President

fifth third bank, an Ohio banking corporation, as a Lender By: /s/ Dan Komitor Name: Dan Komitor Title: Senior Relationship Manager

synovus BANK By: /s/ William Buchly Name: William Buchly Title: Corporate Banking Relationship Manager

comerica bank By: /s/ Dru Steinly Name: Dru Steinly Title: Vice President

atlantic capital bank By: /s/ J. Christopher Deisley Name: J. Christopher Deisley Title: Senior Vice President